Exhibit 10.2

                                                          April 6, 2000



Barry Siegel
Chairman/ Chief Executive Officer
First Priority Group, Inc.
51 East Bethpage Road
Plainview, NY 11803

Dear Mr. Siegel:

The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Ladenburg Thalmann & Co. Inc. ("LTCO") shall serve as exclusive placement agent in connection with the proposed offering of equity securities (the "Securities") of First Priority Group, Inc. (the "Company") pursuant to a registration statement, wherein the commitment for the offering will be for $10,000,000 (the "Offering"). All references to dollars shall be to U.S. dollars. The terms of such Offering and the Securities shall be substantially in the form set forth in Exhibit D hereto, which exhibit is incorporated by reference herein.

         Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

         1. Appointment. (a) Subject to the terms and conditions of this Agreement hereinafter set forth, the Company hereby retains LTCO, and LTCO hereby agrees to act as the Company's exclusive placement agent and financial advisor in connection with the Offering, effective as of the date hereof. The Company expressly acknowledges and agrees that LTCO's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by LTCO to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of LTCO with respect to securing any other financing on behalf of the Company.

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         (b)  Except  as  set  forth  below  in  this   Section  1,  during  the
effectiveness of this Agreement, neither the Company nor any of its subsidiaries or affiliates shall, directly or indirectly, through any officer, director, employee, agent or otherwise (including, without limitation, through any placement agent, broker, investment banker, attorney or accountant retained by the Company or any of its subsidiaries or affiliates), solicit, initiate or encourage the submission of any proposal or offer (an "Investment Proposal") from any person or entity (including any of such person's or entity's officers, directors, employees, agents and other representatives) except for those entities or persons listed on Exhibit E relating to any issuance of the Company's or any of its subsidiaries' equity securities (including debt securities with any equity feature) or relating to any other transaction having a similar effect or result on the Company's or any of its subsidiaries' capitalization, or participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. The Company shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with third parties regarding any Investment Proposal except for those entities or persons listed on Exhibit E. The Company shall promptly notify LTCO if any such Investment Proposal, or any inquiry or contact with any person or entity with respect thereto, is made. The Company shall not provide or release any information with respect to this Agreement or the Offering except as required by law.

         (c) Notwithstanding anything to the contrary contained herein, in the event that LTCO shall not provide to the Company within 30 days after the date hereof, one or more qualified institutional investors reasonably acceptable to the Company willing to invest in the Offering on substantially the same terms as outlined in the term sheet marked Exhibit D with documentation that is reasonably satisfactory to the Company and its counsel, the Company shall have the right to terminate this Agreement upon a ten-day written notice.


         2. Fees and Compensation. In consideration of the services rendered by LTCO in connection with the Offering, the Company agrees to pay LTCO the following fees and other compensation:

            (a)   1) 2% warrant  coverage on $5 million as  commitment  fee; one half of which shall be payable immediately upon the initial closing which will be the date of the completion of the initial draw down under the Offering and the remainder of which shall be payable six months after such date; after the Company draws down at least $5 million under the Offering, 4% warrant coverage on the amount draw down by the Company at each subsequent closing payable at the applicable subsequent closing which will be the date of the completion of the applicable subsequent draw down under the Offering. The warrant coverage shall be determined as follows: 1% * (for the initial and six months later closing) $5 million or (for subsequent closings) the amount drawn down by the Company at the applicable subsequent closing / the volume weighted average price ("VWAP") of the

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                     Company's  common  stock  on the  trading  day  immediately preceding the applicable closing. The Warrants shall have a term of three years and a strike price equal to 150% of the VWAP of the Company's common stock on the trading day immediately preceding the applicable closing; and

                  2) a cash fee payable  upon the  initial  and each  subsequent closing equal to 4% of the amount drawn down by the Company at each such closing; and

            (b) Reimbursement of reasonable and actual expenses incurred by LTCO in connection with the Offering, except legal fees shall not exceed $35,000 in the aggregate with those legal fees paid to the Investor(s) as set forth in Exhibit D herein. Such fees shall be refunded by LTCO to the Company out of the first Draw Down commission otherwise payable after the Company has drawn down at least $5 million.

            (c)   All amounts payable hereunder shall be paid to LTCO out of the
                  Company's  or  investor's   attorney  escrow  account  at  the
                  closing.

            (d) Should LTCO provide a qualified institutional investor(s) reasonably acceptable to the Company and such investor(s) is willing to invest in the Offering on substantially the same terms as outlined in the term sheet marked Exhibit D, with documentation that is reasonably satisfactory to the Company and its counsel, and the Company were to terminate the Agreement after April 6, 2000 or prior to March 31, 2001 (the "Termination Date"), for reasons other than a breach of this Agreement by LTCO, the Company will pay $100,000 to LTCO as a "break-up" fee.

      3. Terms of Retention. (a) Unless extended or terminated in writing by the parties hereto in accordance with the provisions hereof, this Agreement shall remain in effect until the Termination Date of March 31, 2001 or the full commitment of the Offering is invested, which ever is earlier.

            (b) Notwithstanding anything herein to the contrary, the obligation to pay the Fees and Compensation and Expenses described in Section 2, if any, and paragraphs 2, 6, and 8 of Exhibit A and all of Exhibit B and Exhibit C attached hereto, each of which exhibits is incorporated herein by reference, shall survive any termination or expiration of the Agreement. It is expressly understood and agreed by the parties hereto that any private financing of equity or debt or other capital raising activity of the Company within 24 months of the termination or expiration of this Agreement, with any investors to whom the Company was introduced by LTCO or who was contacted by LTCO while this Agreement was in effect and disclosed to the Company in writing, shall result in such fees and compensation being due and payable by the Company to LTCO under the same terms of Section 2 above.

      4. Right of First Refusal. Upon completion of the Offering, LTCO shall have an irrevocable right of first refusal for a period of one year to provide all financing

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

            arrangements for the Company (other than conventional banking arrangements, borrowing and commercial debt financing and discrete unrelated transactions of not more than $250,000 where no investment banking fee is being paid). LTCO shall exercise such right in writing within five (5) business days of receipt of a written term sheet describing such proposed transaction in reasonable detail.

      5. Information. The Company recognizes and confirms that in completing its engagement hereunder, LTCO will be using and relying on publicly available information and on data, material and other information furnished to LTCO by the Company or the Company's affiliates and agents. It is understood and agreed that in performing under this engagement, LTCO will rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished. Notwithstanding the foregoing, it is understood that LTCO will conduct a due diligence investigation of the Company and the Company will cooperate in all respects with such investigation as a condition of LTCO's obligations hereunder.

      6. Registration. The Company shall prepare and file with the SEC a registration statement. From time to time in connection with any particular sale of Securities, the Company will, at its own expense, obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable jurisdictions, as reasonably requested by LTCO.

      7. No General Solicitation. The Securities will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used in connection with the offering of the Securities. From and after the filing of the registration statement, the Company shall pre-clear any proposed press release with LTCO which consent shall not be unreasonably withheld.

      8. Closing. The closing of the sale of the Securities shall be subject to customary closing conditions, including the provision at closing by the Company of officers' certificates, opinions of counsel and "cold comfort" letters from the Company's auditors.

      9. Miscellaneous. This Agreement together with the attached Exhibits A through E constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.


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


         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

         We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                       Very truly yours,

                                       LADENBURG THALMANN & CO. INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Agreed to and accepted as of the date first written above:

First Priority Group, Inc.

By:
    --------------------------------------------
    Name:
    Title:


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


                                                                     EXHIBIT A

                          STANDARD TERMS AND CONDITIONS

1. The Company shall promptly provide LTCO with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by LTCO, which information shall be accurate in all material respects at the time furnished.

2. LTCO shall keep all information obtained from the Company strictly confidential except: (a) information which is otherwise publicly available, or previously known to, or obtained by LTCO independently of the Company and without breach of LTCO's agreement with the Company;
         (b) LTCO may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and shall ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and
         (c) pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.

3. The Company recognizes that in order for LTCO to perform properly its obligations in a professional manner, it is necessary that LTCO be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of LTCO's engagement.

4. The Company agrees that any report or opinion, oral or written, delivered to it by LTCO is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without LTCO's prior written consent, except as may be required by applicable law or regulation.

5. No fee payable to LTCO pursuant to any other agreement with the Company or payable by the Company to any agent, lender or investor shall reduce or otherwise affect any fee payable by the Company to LTCO hereunder.

6. The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party or by which any of its property or assets is bound.


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

                                                           EXHIBIT A (CONTINUED)

7. Nothing contained in this Agreement shall be construed to place LTCO and the Company in the relationship of partners or joint venturers. Neither LTCO nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. LTCO, in performing its services hereunder, shall at all times be an independent contractor.

8. This Agreement has been and is made solely for the benefit of LTCO and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph.

9. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

10. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

                           To the Company:
                           Barry Siegel
                           First Priority Group, Inc.
                           51 East Bethpage Road
                           Plainview, NY 11803
                           Telephone: (516) 694-1010
                           Facsimile: (516) 694-1202

                           To LTCO:
                           Ladenburg Thalmann & Co. Inc.
                           590 Madison Avenue
                           New York, NY 10022
                           Attention:  David B. Boris
                           Telephone:  (212) 409-2000
                           Facsimile:  (212) 409-2169

All notices hereunder shall be effective upon receipt by the party to which it is addressed.


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


                                                                     EXHIBIT B

                                 INDEMNIFICATION

         The Company agrees that it shall indemnify and hold harmless, LTCO, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party: (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information contained in the registration statement and/or final prospectus furnished to LTCO by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or LTCO's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from LTCO's negligence or bad faith in performing such services.

         If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and LTCO on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and LTCO on the other, but also the relative fault of the Company and LTCO.

         The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses,

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

claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

         The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of LTCO's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.



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

                                                                       EXHIBIT C


                                  JURISDICTION

         The Company hereby irrevocably: (a) submits to the jurisdiction of any court of the State of New York in NY or Nassau County or any federal court sitting in the State of New York in the Southern District or Eastern District for the purposes of any suit, action or other proceeding arising out of the Agreement between the Company and LTCO which is brought by or against the Company or LTCO; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity.

         The Company waives, and the Company agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) the Company is not personally subject to the jurisdiction of any such court; (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this Agreement may not be enforced in or by any such court.

         Any process against the Company in, or in connection with, any suit, action or proceeding filed in the United States District Court or any other court of the State of New York, arising out of or relating to this Agreement or any transaction or agreement contemplated hereby, may be served on the Company personally, or overnight courier (with the same effect as though served upon the Company personally) addressed to the Company at the address set forth in the Agreement between the Company and LTCO.

         Nothing in these provisions shall affect any party's right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.


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